AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) Altisource Asset Management Corporation INVESTOR PRESENTATION NOVEMBER 2, 2022 TICKER: (AAMC)

AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) 2 Forward Looking Statements Certain comments made in this presentation may contain forward-looking statements in relation to operations, financial condition and financial results of Altisource Asset Management Corporation (“AAMC”) and such statements involve a number of risks and uncertainties. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology. In particular, statements as to our expected alternative lending business, including the ability to obtain leverage and potential return on equity, and development, roll-out, return on equity, and potential growth of crypto-enabled ATMS are forward looking statements. These statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance. All such forward-looking statements are based on current expectations and assumptions that are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the relevant forward-looking statement. With respect to the growth and returns from our alternative lending business, our expectations depend on the ability to acquire and originate loans at attractive pricing, to obtain leverage, to successfully manage our loan portfolio and successfully dispose of loans at attractive levels; with respect to the prospects of our crypto enabled ATMs, our expectations depend on the successful deployment of our first ATMs, actual use by consumers of our ATMs, the proper operation of our ATMs and the success of our relationship with ForumPay. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statements made in this presentation speak only as of the date of this presentation. Except as required by law, AAMC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) 3 Agenda Update - The Business We’re Building • What We Have Accomplished • Current Market Conditions • Where We Are Headed Q&A

AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) 4 Update - The Business We’re Building

AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) 5 What We Have Accomplished - 1/2 1 Through September 30, 2022 • Produced over $123 million in loan commitments through both acquisitions and originations. • More than 90% of commitments have a term of one year or less • Despite 225 bp increase by the Federal Reserve in the last five months, our current loans are still profitable • Dynamically raised our rates and currently are originating loans with a total yield of 12.5% or greater • Lowered advance rates on bridge originations by 10 points • Generated over $1.9 million in interest revenue and fees in the third quarter of 2022.

AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) 6 What We Have Accomplished – 2/2 Other Significant events • Headquarters for sales was opened in Tampa, Florida in July 2022. • Entered into a $50 million warehouse line with Flagstar Bank, FSB in August 2022. • Bought back approximately 287,000 common shares from Putnam for $2.87 million • Prevailed in our litigation against the former CEO, Indroneel Chatterjee.

AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) 7 Current Market Conditions • Despite the material rise in the interest rates over the past year, we are still seeing strong demand for housing that we believe is due from both the continued housing shortage in the United States as well as the modernization of the existing housing stock in the US. • We continue to see strong demand in the investment property space from both borrowers and investors, and we are increasing our focus on this space accordingly. • For the bridge and rehab market for single and multi-family homes and ground-up construction, we have dynamically adjusted both our loan pricing to higher levels and implemented lower maximums on Loan to Cost (LTC) and Loan to Value (LTV) ratios. • We are working through drafting our business model to provide credit to build affordable housing and services to assist homeowners.

AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) 8 Where We Are Headed We are creating alternative credit through two main areas: direct originations to real estate developers and investors and wholesale originations. • We do not plan on being an aggregator; however, the current volatility in the fixed income market has delayed our forward flow initiative for selling assets, • We are making significant strides of bringing new capital to the bridge space as take- out investors for the alternative assets that we are creating. Utilizing technology, data and analytics will be critical to our success. • We have developed and are continuing to optimize a data-driven proprietary system which will dramatically allow us to increase our reach to the specialized demand in the market. • We are also creating an enterprise data management system to help us utilize information for purposes of understanding our markets, clients’ needs and overall customer experience.

AAMCAAMC © Altisource Asset Management Corporation 2022 TICKER: (AAMC) 9 Q&A Altisource Asset Management Corporation